Exhibit 99.1

News Release Contact: Michael Stivala Chief Financial Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. to Hold

Fiscal 2013 Fourth Quarter/Year End Results Conference Call

Whippany, New Jersey, October 31, 2013 — Suburban Propane Partners, L.P. (NYSE:SPH), a nationwide distributor of propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity, announced today that it has scheduled its Fiscal 2013 Fourth Quarter and Full Year Results Conference Call for Thursday, November 14, 2013 at 9:00 AM Eastern Time.

Analysts, investors and other interested parties are invited to listen to management’s discussion of Fiscal 2013 Fourth Quarter and Full Year results and business outlook by accessing the call via the internet at www.suburbanpropane.com, or by telephone as follows:

Phone #: (866) 254-5942

Ask for: Suburban Propane Fiscal Year 2013 Fourth Quarter Results Conference Call.

In addition, a replay of the conference call will be available from 11:00 AM Eastern Time, Thursday, November 14, 2013 until 11:59 PM Eastern Time, Friday, November 15, 2013 and can be accessed by dialing (800) 475-6701, Access Code 306909. The replay will also be available via Suburban’s web site until Thursday, November 21, 2013.

Suburban Propane Partners, L.P. is a publicly-traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of more than 1.2 million residential, commercial, industrial and agricultural customers through more than 750 locations in 41 states.

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